                                                                    EXHIBIT 11.1

                            WILD OATS MARKETS, INC.
           STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      AND PRO FORMA NET INCOME PER SHARE
                                  (UNAUDITED)



                                             THREE MONTHS ENDED  THREE MONTHS ENDED  SIX MONTHS ENDED  SIX MONTHS ENDED
                                                  JUNE 28,            JUNE 29,           JUNE 28,          JUNE 29,
                                                    1997                1996               1997              1996


Weighted average number of common
      shares outstanding                          6,944,762           2,315,631         6,912,820         2,315,631

Weighted average number of shares of
     preferred stock assumed converted to
     common stock at the time of issuance                             1,035,736                           1,035,736

Common and common equivalent shares
     issued, calculated using the
     treasury stock method                           55,768             535,067           127,047           535,067
                                                 ----------          ----------        ----------        ----------

Weighted average number of
     common shares outstanding                    7,000,530                             7,039,867

Pro forma weighted average number of
     common shares outstanding                                        3,886,434                           3,886,434

Net income                                       $1,677,000          $  255,000        $3,233,000        $  501,000
                                                 ==========          ==========        ==========        ==========

Net income per share                                  $0.24                                 $0.46
                                                 ==========                            ==========

Pro forma net income per share                                            $0.07                               $0.13
                                                                     ==========                          ==========

                                       1